 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 8, 2010

Lihua International, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52650	14-1961536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Lihua Holdings Limited Houxiang Five-Star Industry District Danyang City, Jiangsu Province, PRC 212312
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86-511-86317399

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 8, 2010, Lihua International, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Rodman & Renshaw, LLC, as representative of the several underwriters, which includes Chardan Capital Markets, LLC and Brean Murray, Carret & Co., LLC (the “Underwriters”), related to a public offering of 3,726,709 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price of  $8.05 per share, less a 5% underwriting commission. The total gross proceeds of the offering will be approximately $30 million, and net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $28 million.

Pursuant to the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 45 days, to purchase up to an aggregate of 559,006 additional shares of Common Stock to cover over-allotments, if any.  The offering is being made pursuant to the Company’s effective registration statement on Form S-3, as amended (Registration Statement No. 333-164269), filed with the United States Securities and Exchange Commission and, as disclosed in a prospectus supplement dated April 8, 2010 (the “Prospectus Supplement”) filed with the Securities and Exchange Commission. The public offering and sale contemplated by the Underwriting Agreement will be completed on or about April 14, 2010, subject to customary closing conditions. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01. Other Events.

On April 8, 2010, the Company issued a press release announcing the public offering described in Item 1.01 of this Current Report and, subsequently thereafter, issued a press release on April 8, 2010 announcing that it had priced the public offering.  The Company’s press releases are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report.

Prior to the public announcement of the transaction and the commencement of solicitation of retail investors, the Company conducted meetings with numerous institutional investors that had previously agreed to maintain the confidentiality of the transaction and the information the Company supplied them to evaluate participation in the offering.  A copy of the materials the Company supplied them (the “Investor Presentation”) is attached hereto as Exhibit 99.3.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

No.	Description

1.1	Underwriting Agreement dated April 8, 2010

5.1	Opinion of Loeb & Loeb LLP as to the legality of the shares of common stock

99.1	Press Release dated April 8, 2010

99.2	Press Release dated April 8, 2010

99.3	Investor Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2010	Lihua International, Inc.

	By:	/s/ Jianhua Zhu
		Name:	Jianhua Zhu
		Title:	Chief Executive Officer and President

Exhibit Index

No.	Description

1.1	Underwriting Agreement dated April 8, 2010

5.1	Opinion of Loeb & Loeb LLP as to the legality of the shares of common stock

99.1	Press Release dated April 8, 2010

99.2	Press Released dated April 8, 2010

99.3	Investor Presentation